EX-23
   CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
Avery Sports Turf, Inc.

I consent to the incorporation by reference of my independent auditors' report dated March 5, 2005 on the balance sheet as of December 31, 2004, and the related statements of operations, changes in stockholders' (deficit) and cash flows the years ended December 31, 2004 and 2003, included in Avery Sports Turf, Inc.'s Form 10-KSB, into the Company's previously filed registration statement on Form S-8 POS (File No. 333-108090).

/s/ George Brenner, CPA
George Brenner, CPA
Los Angeles, California
April 13, 2005